FOR IMMEDIATE RELEASE               CONTACT: Frederick N. Cooper (215) 938-8312
November 5, 2003                                    fcooper@tollbrothersinc.com
                                                Joseph R. Sicree (215) 938-8045
                                                    jsicree@tollbrothersinc.com


          TOLL BROTHERS' RECORD 4TH QTR 2003 CONTRACTS RISE 55% VS 2002
                     RECORD BACKLOG AT 4TH QTR-END GROWS 41%
                 RECORD 4TH QTR HOME BLDG REVENUES INCREASE 29%
  FY 2003 IS TOLL'S 12TH CONSECUTIVE YEAR OF RECORD HOME BLDG REVENUES, UP 20%,
          AND 13TH CONSECUTIVE YEAR OF RECORD CONTRACTS, UP 27% VS 2002


Huntingdon Valley, PA, November 5, 2003 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record preliminary fourth quarter and fiscal year-end results for home building revenues, contracts and backlog for the periods ended October 31, 2003. The Company's fourth quarter home building revenues, contracts and backlog were the highest for any single quarter in its history. Toll Brothers will be announcing final results when it reports fourth quarter and fiscal year 2003 earnings on December 10, 2003.

Robert I. Toll, chairman and chief executive officer, stated: Our sustained growth and string of record results speak to the diligence of our associates, the consistently strong demographics that support the luxury market, and the success of our geographic and product diversification over the past dozen years."

"By focusing on the increasing numbers of affluent baby boomers, and by offering them move-up, empty-nester and resort-style communities with lakes, golf courses and other recreational amenities, we have increased our market share of this expanding group. By introducing new product lines such as active-adult, second-home and urban in-fill communities we have increased our growth opportunities. With our diverse product offerings and an established brand name in the luxury market we intend to continue penetrating existing markets and expanding into new ones."

"For the foreseeable future, it appears that demand for luxury homes will remain robust, primarily due to growth in population and increasing household affluence. Supply, in contrast, should remain constrained, due to increasingly difficult land approval processes. This imbalance plays to our strength. We own or control approximately 47,000 home sites and have the expertise and capital to gain approvals and bring new sites to market. Our main competitors in the luxury market are smaller private builders who lack this expertise and capital. Therefore we expect to continue to gain market share in the coming years."

"We have achieved thirteen consecutive years of record contracts despite economic recessions, wars, interest rate rises, housing start drops and, today, an economy nearly three years into the worst employment slump since World War
II. This performance suggests that we can sustain our growth whether housing starts in general rise or decline."

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"Since March, 2003, when the threat of war with Iraq hung over the nation, our stock price has more than doubled. Investors have begun to take notice of the record growth and profitability our Company has produced. Even so, our price/earnings ratio and those of the other public builders are still just half that of the S&P 500: Given our growth potential and that of the industry, we believe there is significant opportunity for investors in this environment. With the possibility of economic recovery, job growth and improved consumer confidence on the horizon, we believe the outlook for Toll Brothers and our industry is bright."

"We ended fiscal 2003 with 200 selling communities, the most in our history, compared to 170 at FYE 2002. This growth plus our record year-end backlog, which already contains more than 75% of 2004's projected deliveries, presages a record fiscal 2004. Based on the significant investment we have made in new land opportunities, we expect to reach approximately 225 selling communities by FYE 2004. With our increasing community count and our pipeline of land under development, we foresee further growth in FY 2005 and 2006."


Toll Brothers' preliminary financial highlights for the periods ended October 31, 2003 (unaudited):

o Fourth quarter 2003 home building revenues of approximately $894 million (1,578 homes), the highest for any quarter in the Company's history, increased 29% versus 2002's record fourth quarter home building revenues of $692.1 million (1,272 homes).

o FYE 2003 home building revenues of approximately $2.73 billion (4,911 homes)grew 20% versus 2002's FYE record of $2.28 billion (4,430 homes)

o Revenues from land sales totaled approximately $6 million and $27 million for the fourth quarter and FYE 2003 periods respectively, compared to $9.7 million and $36.2 million respectively in 2002.

o Fourth quarter 2003 contracts of approximately $1.02 billion (1,757 homes), also the highest for any quarter in the Company's history, grew by 55% versus 2002's record fourth quarter of $656.6 million (1,205 homes). FYE 2003 contracts of approximately $3.49 billion (6,161 homes) rose 27% compared to 2002's FYE record of $2.75 billion (5,113 homes).

o The Company's FY 2003 fourth quarter-end backlog of approximately $2.64 billion (4,667 homes), also the highest for any quarter in the Company's history, increased 41% versus 2002's record fourth quarter-end of $1.87 billion (3,366 homes).

o Fourth quarter and fiscal year 2003 net income will each include a pre-tax expense due to early retirement of debt. The Company incurred a pre-tax expense of $3.9 million, (or $0.033 per share diluted after tax), in the first quarter of 2003 and a pre-tax expense of approximately $3.3 million, (or $0.027 per share diluted after tax), in the fourth quarter of 2003. In Fiscal 2002 there were no such expenses.




                                     *more*

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EST) today, November 5, 2003, to discuss these results and our outlook for fiscal 2003 and beyond. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through December 9, 2003.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential golf course communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.

        Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

                                     *more*


PERIOD ENDING OCTOBER 31ST*:
                                                                      UNITS                          $ (MILL)
                                                              4TH Qtr          4TH Qtr        4TH Qtr          4TH Qtr
CLOSINGS                                                        2003            2002            2003            2002
-------------------------------                              ----------       ---------      ---------        --------
Northeast
(MA, RI, NH, CT, NY, NJ)                                        244              236             142.5          127.8
Mid-Atlantic (PA, DE, MD, VA)                                   580              470             288.6          217.5
Midwest      (OH, IL, MI)                                       136               89              76.1           44.9
Southeast    (FL, NC, TN)                                       177              181              92.1           86.7
Southwest    (AZ, CO, NV, TX)                                   205              124             110.4           61.3
West Coast   (CA)                                               236              172             184.0          153.9
                                                             ------           ------           -------        -------
                      Total                                   1,578            1,272             893.7          692.1


CONTRACTS (1)
-------------------------------
Northeast
(MA, RI, NH, CT, NY, NJ)                                        323              228             178.3          133.6
Mid-Atlantic (PA, DE, MD, VA)                                   607              432             314.9          214.6
Midwest      (OH, IL, MI)                                       106               85              55.6           43.2
Southeast    (FL, NC, SC, TN)                                   163              119              80.2           60.0
Southwest    (AZ, CO, NV, TX)                                   301              217             165.7          107.7
West Coast   (CA)                                               257              124             225.1           97.5
                                                             ------           ------           -------         ------
                      Total                                   1,757            1,205           1,019.8          656.6


BACKLOG (1)
-------------------------------
Northeast
(MA, RI, NH, CT, NY, NJ)                                        932              660             519.4          384.7
Mid-Atlantic (PA, DE, MD, VA)                                 1,674            1,134             837.1          547.3
Midwest      (OH, IL, MI)                                       309              290             167.9          152.7
Southeast    (FL, NC, SC, TN)                                   411              384             218.3          204.5
Southwest    (AZ, CO, NV, TX)                                   709              536             396.8          268.6
West Coast   (CA)                                               632              362             497.1          308.5
                                                             ------           ------           -------        -------
                      Total                                   4,667            3,366           2,636.6        1,866.3


*Note:  Results are preliminary



                                     *more*


PERIOD ENDING OCTOBER 31ST*:
                                                                     UNITS                            $ (MILL)
                                                               FYE              FYE             FYE              FYE
CLOSINGS                                                      2003             2002            2003             2002
-------------------------------                           ----------       ---------       ---------         --------
Northeast
(MA, RI, NH, CT, NY, NJ)                                        755             886           450.3             465.3
Mid-Atlantic (PA, DE, MD, VA)                                 1,793           1,580           882.0             735.0
Midwest      (OH, IL, MI)                                       405             394           219.5             187.3
Southeast    (FL, NC, TN)                                       653             614           311.3             258.9
Southwest    (AZ, CO, NV, TX)                                   717             513           378.2             270.4
West Coast   (CA)                                               588             443           489.8             362.4
                                                         ----------       ---------       ---------          --------
                      Total                                   4,911           4,430         2,731.1           2,279.3


CONTRACTS (1)
-------------------------------
Northeast
(MA, RI, NH, CT, NY, NJ)                                      1,027             895           584.9             519.5
Mid-Atlantic (PA, DE, MD, VA)                                 2,333           1,881         1,171.8             890.1
Midwest      (OH, IL, MI)                                       462             398           246.7             202.9
Southeast    (FL, NC, SC, TN)                                   591             670           297.0             312.0
Southwest    (AZ, CO, NV, TX)                                   890             707           506.5             351.4
West Coast   (CA)                                               858             562           678.3             472.3
                                                         ----------       ---------       ---------          --------
                      Total                                   6,161           5,113         3,485.2           2,748.2

(1)Contracts for the three-month and twelve-month periods ended October 31, 2003 included $2.6 million (8 homes) and $9.2 million (29 homes), respectively, from an unconsolidated 50%-owned joint venture. Contracts for the three-month and twelve-month periods ended October 31, 2002 included $4.9 million (17 homes) and $13.7 million (43 homes), respectively, from this joint venture. Backlog as of October 31, 2003 and 2002 included $4.7 million (15 homes) and $7.5 million (24 homes), respectively, from this joint venture.

                                       ###